                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Applix, Inc. on Form S-8 of our report dated March 29, 2004, appearing in the Annual Report on Form 10-K of Applix, Inc. for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 29, 2004